    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 6, 1996
                                                      REGISTRATION NO. 333-13279
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                       SECURITIES AND EXCHANGE COMMISSION
                            ------------------------
                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                              AMERICA ONLINE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               DELAWARE                                          54-1322110
    (STATE OR OTHER JURISDICTION OF                           (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)                           IDENTIFICATION NO.)


                                 22000 AOL WAY
                          DULLES, VIRGINIA 20166-9323
                                 (703) 448-8700
             (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                STEPHEN M. CASE
                            CHIEF EXECUTIVE OFFICER
                              AMERICA ONLINE, INC.
                                 22000 AOL WAY
                          DULLES, VIRGINIA 20166-9323
                                 (703) 448-8700
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    COPY TO:

                           KENNETH J. NOVACK, ESQUIRE
              MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.
                              ONE FINANCIAL CENTER
                                BOSTON, MA 02111
                                 (617) 542-6000
                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                            ------------------------

                         DEREGISTRATION OF COMMON STOCK

     The Registrant hereby deregisters 12,332 shares of common stock, par value $.01 per share ("Common Stock"), previously registered pursuant to this Registration Statement. The shares of Common Stock deregistered hereby were not sold by holders of the Registrant's Common Stock in the offering which terminated on Novmeber 7, 1996 in accordance with the Plan of Distribution set forth in the Prospectus previously filed as part of this Registration Statement. As a result of this deregistration, the total number shares registered pursuant to this Registration Statement is 559,889.
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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post Effective Amendment No. 1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dulles, Commonwealth of Virginia on November 30, 1996.

                                          AMERICA ONLINE, INC.

                                          By: /s/  Lennert J. Leader

                                            ------------------------------------
                                            Lennert J. Leader
                                            Senior Vice President and Chief
                                              Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 SIGNATURES                               TITLE                     DATE
                 ----------                               -----                     ----
            *                                  Chairman of the Board,        November 30, 1996
---------------------------------------------    President, Chief Executive
Stephen M. Case                                  Officer and Director
                                                 (principal executive
                                                 officer)

            *                                  Chairman Emeritus and         November 30, 1996
---------------------------------------------    Director
James V. Kimsey

/s/  Lennert J. Leader                         Senior Vice President and     November 30, 1996
---------------------------------------------    Chief Financial Officer
Lennert J. Leader                                (principal financial and
                                                 accounting officer)

            *                                  Director                      November 30, 1996
---------------------------------------------
Frank J. Caufield

            *                                  Director                      November 30, 1996
---------------------------------------------
Robert J. Frankenberg

            *                                  Director                      November 30, 1996
---------------------------------------------
Alexander M. Haig, Jr.

            *                                  Director                      November 30, 1996
---------------------------------------------
William N. Melton

                 SIGNATURES                               TITLE                     DATE
                 ----------                               -----                     ----
            *                                            Director            November 30, 1996
---------------------------------------------
Thomas J. Middelhoff

            *                                            Director            November 30, 1996
---------------------------------------------
Robert W. Pittman

            *                                            Director            November 30, 1996
---------------------------------------------
Scott C. Smith


*By: /s/  Lennert J. Leader
     ---------------------------------------------------------
     Lennert J. Leader, Attorney-in-Fact

                                      II-2